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                                                                    EXHIBIT - 21

                         GOODY'S FAMILY CLOTHING, INC.

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                               STATE OF INCORPORATION
NAME OF SUBSIDIARY                    PARENT OR GENERAL PARTNER OF SUBSIDIARY     OR ORGANIZATION
------------------                    ---------------------------------------  ----------------------
SYDOOG, Inc. .......................  Goody's Family Clothing, Inc. .......    Delaware
GOFAMCLO, Inc. .....................  Goody's Family Clothing, Inc. .......    Delaware
Trebor of TN, Inc. .................  Goody's Family Clothing, Inc. .......    Tennessee
GOODY'S MS, L.P. ...................  Trebor of TN, Inc. ..................    Tennessee
GOODY'S IN, L.P. ...................  Trebor of TN, Inc. ..................    Tennessee
GFCTX, L.P. ........................  Trebor of TN, Inc. ..................    Tennessee
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